Onfolio Holdings Inc. Announces Full Year 2025 Financial Results and Provides Corporate Update

Conference Call to Discuss Full Year 2025 Results Scheduled for April 1, 2026 at 8:00 a.m. ET

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| Source: Onfolio Holdings Inc.

WILMINGTON, Del., March 31, 2026 (GLOBE NEWSWIRE) -- Onfolio Holdings Inc. (Nasdaq: ONFO, ONFOW) (OTC: ONFOP) ("Onfolio" or the "Company"), an owner-operator of cash-generative online businesses, announces financial results for the full year ended December 31, 2025. The Company's Annual Report on Form 10-K was filed with the Securities and Exchange Commission on March 31, 2026 and is available on the SEC's website at www.sec.gov.

Recent Corporate Highlights

- Secured a $300 million convertible note financing facility in November 2025; approximately $6 million raised to date.
- Portfolio operating profit grew from approximately $1.4M annually in 2024 to approximately $1.8 million annually by end of 2025.
- EBITDA As Defined turned positive at $151,000, compared to ($588,000) in 2024.
- Initiated digital asset treasury strategy with approximately $2.3 million in BTC, ETH, and SOL holdings generating staking rewards.

Full Year 2025 Financial Highlights

- Revenue grew 36% to $10.73M vs. $7.86M in 2024
- Revenue from services (B2B) grew 62% to $7.39M vs. $4.66M in 2024, driven primarily by the full-year contribution of Eastern Standard (approximately $3.34M) and DDS Rank (approximately $91K)
- Revenue from product sales (B2C) grew 5% to $3.34M vs. $3.20M in 2024

- Gross profit grew 41% to $6.43M, or 60% of revenue, vs. $4.54M, or 58% of revenue, in 2024
- Total operating expenses increased 32% to $9.34M vs. $7.05M in 2024, driven primarily by the full-year inclusion of Eastern Standard
- Net loss was $2.54M (including $2.37M in non-cash expenses, a $1.10M non-cash gain on change in fair value of derivative liabilities, and a $0.23M non-cash loss on change in fair value of digital assets) vs. $1.77M in 2024
- Net loss attributable to common shareholders was $(3.06M) or $(0.58) per share vs. $(2.12M), or $(0.41) per share, in 2024
- Cash operating loss (excluding non-cash items) improved 38% to $0.88M vs. $1.42M in 2024
- EBITDA As Defined was positive $151,000 vs. negative $(588,000) in 2024
- Cash at 12/31/25 was $2.17M vs. $0.48M at 12/31/24

"2025 was a year of operational foundation-building. We grew revenue 36 percent, expanded our gross margin profile, and ended the year with a stronger cash position. Portfolio operating profit tripled from 2023 to 2025, which we believe is the most useful measure of our portfolio's bottom-line trajectory," commented Onfolio CEO Dominic Wells.

"We made a deliberate decision to pause acquisitions in 2025 and focus on getting our existing portfolio to a point where it could fund parent company costs. The honest assessment is that we got close, but not quite there. Q3 was our strongest quarter, with portfolio operating profit reaching approximately $500,000. We then saw headwinds in Q4, primarily driven by a deliberate pullback in advertising spend at Proofread Anywhere where returns had diminished. That decision compressed Q4 revenue but we believe it was the right call. Q1 2026 appears to show early improvement."

"Eastern Standard, our largest business, grew revenues approximately 10 percent year over year in its first full year under our ownership, and began distributing meaningfully to the parent company in the second half. That is exactly what we acquired it to do," continued Wells.

"We are now consolidating our five agency businesses into a unified platform, with centralized sales and marketing, shared fulfilment, and clearer accountability. We believe this structure makes our agencies more durable and positions them well for the AI-driven changes happening across the industry."

"Heading into 2026, our priorities are clear: grow cash flow from the existing portfolio, resume accretive acquisitions, and close the gap between what the portfolio distributes and what it costs to run the parent company. When those two numbers cross, we are self-funding," Wells continued.

"The $300 million financing facility has materially changed our position in the market. Deal flow has increased in both size and quality. We are actively evaluating opportunities that were simply out of reach a year ago, and we expect to make multiple acquisitions in 2026."

"Our plan is straightforward, control costs, grow portfolio cash flow, and acquire additional profitable businesses," concluded Wells.

Recent Business and Operational Highlights

- **Agency Consolidation:** The Company is consolidating its five B2B agency businesses (Eastern Standard, RevenueZen, SEO Butler, Pace Generative, DDS Rank) into a unified platform with centralized sales and marketing execution.
- **Path to Profitability:** Published detailed roadmap outlining plan to reach self-funding through cost discipline, operational improvement, and accretive acquisitions. Full report: onfolio.com/path-to-profit
- **AI-Native Operating Model:** AI tools driving structural advantages across the portfolio, reducing costs, expanding small-team capacity, and converting internal tools into new revenue streams. Full report: onfolio.com/ai-strategy-report-card
- **Acquisition Pipeline:** Actively pursuing acquisitions with strengthened deal flow and growing seller interest in stock-based transaction structures. Full report: onfolio.com/acquisition-pipeline-update
- **Digital Asset Holdings:** Approximately $2.3M in digital assets as of December 31, 2025, consisting of 5.32 BTC, 318.33 ETH (288.16 staked), and 6,786.17 SOL (all staked), generating approximately 4% annualized staking yield.

For more detailed information regarding Onfolio's financial results, please see the Company's Form 10-K and other SEC filings at investors.onfolio.com/filings.

Conference Call

Onfolio will hold a conference call on April 1, 2026 at 8:00 a.m. Eastern time to discuss its financial results for the year ended December 31, 2025.

Date: Wednesday, April 1, 2026

Time: 8:00 a.m. Eastern time

Webcast Link: Here

Dial-In Link: Here

Toll-free dial-in number: 1-877-704-4453

International dial-in number: 1-201-389-0920

Conference ID: 13759145

Please call one of the conference telephone numbers 5-10 minutes prior to the start time, and an operator will register your name and organization. Alternatively, you can connect instantly to the event via the webcast link or dial-in link above.

About Onfolio Holdings

Onfolio Holdings Inc. (Nasdaq: ONFO, ONFOW) (OTC: ONFOP)is an owner-operator of cash-generative online businesses. The Company acquires and operates profitable online businesses across diverse verticals, including marketing, education, and e-commerce, with a focus on sustainable cash flow and long-term value creation. Visit www.onfolio.com for more information.

Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "explores," "expects," "anticipates," "continues," "estimates," "projects," "intends," and similar expressions. Examples of forward-looking statements include, among others, statements we make regarding expected operating results, such as revenue growth and earnings, and strategy for growth and financial results.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us in Item 1A "Risk Factors" in our most recent Form 10-K; other risks to which our Company is subject; other factors beyond the Company's control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only

as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

investors@onfolio.com

Onfolio Holdings, Inc.
Consolidated Balance Sheets

	December 31 2025	December 31 2024
Assets		
Current Assets:		
Cash	$ 2,175,223	$ 476,874
Accounts receivable, net	476,578	755,804
Inventory	44,800	65,876
Prepaids and other current assets	227,224	138,007
Total Current Assets	2,923,825	1,436,561
Intangible assets	1,683,798	3,323,211
Goodwill	4,203,145	4,210,557
Investment in digital assets	2,263,471	9,465
Fixed Assets	3,423	5,135
Due from related party	95,189	126,530
Investment in unconsolidated joint ventures, cost method	188,007	213,007
Investment in unconsolidated joint ventures, equity method	-	268,231
Other assets	-	-
Total Assets	$ 11,360,858	$ 9,592,697
Liabilities and Stockholders Equity		
Current Liabilities:		
Accounts payable and other current liabilities	$ 1,066,702	$ 969,068
Dividends payable	121,789	100,797
Notes payable, current	487,658	312,634
Notes Payable - Related Party, current	897,904	790,000
Contingent consideration	164,382	981,591
Derivative liability	3,463,727	-
Deferred revenue	497,113	589,913
Total Current Liabilities	6,699,275	4,194,003
Notes payable	-	450,000
Notes payable - related parties	480,141	1,049,000
Convertible notes, net of discount	276,273	-

Due to joint ventures - long term	-	-
Total Liabilities	7,455,689	5,243,003
Commitments and Contingencies		
Stockholders' Equity:		
Preferred stock, $0.001 per value, 5,000,000 shares authorized		
Series A Preferred stock, $0.001 par value, 1,000,000 shares authorized, 169,460 and 134,460 issued and outstanding at December 31, 2025 and 2024	169	134
Common stock, $0.001 par value, 50,000,000 shares authorized, 5,127,395 and 5,107,395 issued and outstanding at December 31, 2024 and 2023	5,864	5,128
Additional paid-in capital	24,524,989	22,316,751
Accumulated other comprehensive income	91,110	68,105
Accumulated deficit	(22,141,797)	(19,078,287)
Total Onfolio Inc. stockholders equity	2,480,335	3,311,831
Non-Controlling Interests	1,424,834	1,037,863
Total Stockholders' Equity	3,905,169	4,349,694
Total Liabilities and Stockholders' Equity	$ 11,360,858	$ 9,592,697

The accompanying notes are an integral part of these consolidated financial statements

Onfolio Holdings, Inc.
Consolidated Statements of Operations

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,	
	2025	**2024**	**2025**	**2024**
Revenue, services	$ 1,648,519	$ 1,833,257	$ 7,386,084	$ 4,660,069
Revenue, product sales	379,514	703,547	3,344,134	3,202,008
Total Revenue	2,028,033	2,536,804	10,730,218	7,862,077
Cost of revenue, services	939,139	1,018,386	3,910,452	2,609,061
Cost of revenue, product sales	75,293	158,982	389,568	708,139
Total cost of revenue	1,014,432	1,177,368	4,300,020	3,317,200
Gross profit	1,013,601	1,359,436	6,430,198	4,544,877
Operating expenses				
Selling, general and administrative	1,351,274	1,861,661	7,467,169	5,718,243
Professional fees	420,597	353,695	1,212,805	948,751
Acquisition costs	-	142,465	68,625	264,731
Impairment of goodwill and intangible assets	439,964	116,322	439,964	121,000
Total operating expenses	2,211,835	2,474,143	9,188,563	7,052,725

Loss from operations	(1,198,234)	(1,114,707)	(2,758,365)	(2,507,848)
Other income (expense)				
Equity method income (loss)	-	748	767	(4,812)
Dividend income	8,632	6,313	26,095	12,157
Interest income (expense), net	(217,390)	(41,103)	(498,409)	(101,667)
Other income	(8,941)	3,249	(2,093)	6,183
Gain on change in fair value of digital assets	(226,753)	-	(226,753)	-
Gain on change in fair value of contingent consideration	(14,233)	368,464	111,813	368,464
Change in fair value of derivative liability	1,083,185	-	1,083,185	-
Impairment of investments	-	-	(293,998)	-
Gain on sale of business	-	-		453,581
Total other income	624,500	337,671	200,607	733,906
Loss before income taxes	(573,734)	(777,036)	(2,557,758)	(1,773,942)
Income tax (provision) benefit	-	-	17,390	-
Net loss	(573,734)	(777,036)	(2,540,368)	(1,773,942)
Net income (loss) attributable to noncontrolling interest	49,769	-	(48,291)	7,737
Net loss attributable to Onfolio Holdings Inc.	(523,965)	(777,036)	(2,588,659)	(1,766,205)
Preferred Dividends	(130,895)	(54,231)	(474,851)	(354,228)
Net loss to common shareholders	$ (654,860)	$ (831,267)	$ (3,063,510)	$(2,120,433)
Net loss per common shareholder				
Basic and diluted	$ (0.12)	$ (0.16)	$ (0.58)	$ (0.41)
Weighted average shares outstanding				
Basic and diluted	5,654,788	5,110,195	5,260,327	5,117,941

The accompanying notes are an integral part of these consolidated financial statements

Onfolio Holdings, Inc.
Net income to Non-GAAP EBITDA
For the Years Ended December 31, 2025 and 2024

	2025	2024
Net Income/(Loss)	$(2,540,368)	$(1,773,942)
Interest	498,409	101,667
Taxes	17,390	-
Depreciation & Amortization	1,201,161	906,737
EBITDA	(823,408)	(765,538)

Impairment losses	733,962	121,000
Stock based compensation	240,653	56,887
EBITDA as Defined	$ 151,207	$ (587,651)

Onfolio Holdings, Inc.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2025 and 2024

	2025	2024
Cash Flows from Operating Activities		
Net loss	$(2,540,368)	$(1,773,942)
Adjustments to reconcile net loss to net cash provided by operating activities:		
Stock-based compensation expense	240,653	56,887
Equity method loss (income)	(767)	4,812
Dividends received from equity method investment	-	-
Depreciation expense	1,712	-
Amortization of debt discounts and debt issuance costs	140,685	-
Amortization of intangible assets	1,199,449	906,737
Impairment of intangible assets	439,964	121,000
Gain on sale of subsidiary	-	(453,581)
Impairment of investments	293,998	
Change in FV of contingent consideration	(111,813)	(368,464)
Change in FV of derivative	(1,083,185)	-
Change in FV of digital assets	229,086	-
Earning on digital assets	(2,333)	-
Net change in:		
Accounts receivable	286,637	(282,002)
Inventory	21,076	26,761
Prepaids and other current assets	(89,217)	4,891
Accounts payable and other current liabilities	97,634	477,247
Due to joint ventures	31,341	24,441
Deferred revenue	(92,800)	86,850
Due to related parties	-	-
Net cash used in operating activities	(938,248)	(1,168,363)
Cash Flows from Investing Activities		
Cash paid to acquire businesses	-	(255,000)
Cash received for sale of subisiary	-	780,000
Investments in joint ventures	-	(59,000)
Cash received for sale of digital assets	3,612	-
Investment in digital assets	(2,484,371)	(15,000)
Net cash used in investing activities	(2,480,759)	451,000
Cash Flows from Financing Activities		
Proceeds from sale of Series A preferred stock	805,000	20,000
Proceeds from sale of common stock units	993,356	-
Proceeds from exercise of stock options	-	12,960
Payments of preferred dividends	(453,859)	(321,442)

Distributions to non-controlling interest holders	(61,320)	(20,400)
Proceeds from notes payable	593,371	881,650
Payments on note payables	(955,847)	(386,339)
Proceeds from convertible notes payable	4,770,000	-
Proceeds from notes payable - related parties	60,965	200,000
Payments on note payables - related parties	(461,919)	(1,000)
Payments on contigent consideration	(195,396)	(59,093)
Net cash provided by financing activities	5,094,351	326,336
Effect of foreign currency translation	23,005	(114,360)
Net Change in Cash	1,698,349	(505,387)
Cash, Beginning of Period	476,874	982,261
Cash, End of Period	2,175,223	476,874
Cash Paid For:		
Income Taxes	$ -	$ -
Interest	$ 337,730	$ 101,667
Non-cash transactions:		
Dividends on preferred stock	$ 474,851	$ 354,228
Non-controlling interest issued for settlement of note payable	$ 400,000	$ -
Settlement of contingent consideration	$ 510,000	$ -
Digital assets contributed for convertible note	$ -	$ -
Establishment of derivative liability on conversion feature	$ 4,546,912	
Notes payable issued for asset acquisitions	$ -	$ 1,890,000
Preferred stock issued for acquisitions	$ -	$ 1,035,000
Contingent consideration issued for acquisitions	$ -	$ 1,349,148
Common stock options issued for acquisitions	$ -	$ 60,000
Non-controlling interest issued for acquisitions	$ -	$ 1,066,000

The accompanying notes are an integral part of these consolidated financial statements

Onfolio Holdings, Inc.
Consolidated Statements of Stockholders' Equity
For the Years Ended December 31, 2025 and 2024

	Preferred Stock, $0.001 Par value		Common Stock, $0.001 Par Value		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Non Controlling	S
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Interest	
Balance, December 31, 2023	92,260	93	5,107,395	5,108	21,107,311	(16,957,854)	182,465	-	
			-	-		-	-	-	
Acquisition of Business	41,400	41	-	-	1,094,959	-	-	1,066,000	

Sale of preferred stock for cash	800	-	-	-	20,000	-	-	-
Stock-based compensation	-	-	-	-	56,887	-	-	-
Partner Contributions					24,654			
Common stock issued for exercise of options	-	-	20,000	20	12,940	-	-	-
Preferred dividends	-	-	-	-	-	(354,228)	-	-
Foreign currency translation	-	-	-	-	-	-	(114,360)	
Distribution to non-controlling interest								(20,400)
Net loss	-	-	-	-	-	(1,766,205)	-	(7,737)
Balance, December 31, 2024	134,460	134	5,127,395	5,128	22,316,751	(19,078,287)	68,105	1,037,863
			-	-		-	-	-
Sale of common stock for Cash	-	-	735,819	736	992,620	-	-	-
Sale of preferred stock for cash	32,200	32	-	-	804,968	-	-	-
Preferred stock and common stock options issued for payment of contingent consideration	2,800	3	-	-	169,997	-	-	-
Stock-based compensation	-	-	-	-	240,653	-	-	-
Payment of note payble by NCI								400,000
Preferred dividends	-	-	-	-	-	(474,851)	-	-
Foreign currency translation	-	-	-	-	-	-	23,005	
Distribution to non-controlling interest								(61,320)
Net loss	-	-	-	-	-	(2,588,659)	-	48,291
Balance,								

December 31, 2025	169,460	$ 169	5,863,214	$ 5,864	$24,524,989	$(22,141,797)	$	91,110	$1,424,834	$

The accompanying notes are an integral part of these consolidated financial statements

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